EXHIBIT 4.6

 Form of New Guarantee of the Corporation relating to the New Capital Securities








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                 SERIES B CAPITAL SECURITIES GUARANTEE AGREEMENT


                        MainStreet BankGroup Incorporated

                            Dated as of       , 1998


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                                TABLE OF CONTENTS
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                                                                 ARTICLE I
                                                      DEFINITIONS AND INTERPRETATION

         SECTION 1.1            Definitions and Interpretation..................................................  2
                                ------------------------------

                                                                  ARTICLE II
                                                            TRUST INDENTURE ACT

         SECTION 2.1            Trust Indenture Act; Application................................................  6
                                --------------------------------
         SECTION 2.2            Lists of Holders of Securities..................................................  6
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         SECTION 2.3            Reports by the Guarantee Trustee................................................  6
                                --------------------------------
         SECTION 2.4            Periodic Reports to Guarantee Trustee...........................................  7
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         SECTION 2.5            Evidence of Compliance with Conditions Precedent................................  7
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         SECTION 2.6            Events of Default; Waiver.......................................................  7
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         SECTION 2.7            Event of Default; Notice........................................................  7
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         SECTION 2.8            Conflicting Interests...........................................................  8
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                                                                 ARTICLE III
                                                          POWERS, DUTIES AND RIGHTS OF
                                                                GUARANTEE TRUSTEE

         SECTION 3.1            Powers and Duties of the Guarantee Trustee......................................  8
                                ------------------------------------------
         SECTION 3.2            Certain Rights of Guarantee Trustee............................................. 10
                                -----------------------------------
         SECTION 3.3.           Not Responsible for Recitals or Issuance of Series B
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                                Guarantee....................................................................... 12

                                                                   ARTICLE IV
                                                                GUARANTEE TRUSTEE

         SECTION 4.1            Guarantee Trustee; Eligibility.................................................. 12
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         SECTION 4.2            Appointment, Removal and Resignation of Guarantee Trustee....................... 13
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                                                                      ARTICLE V
                                                                      GUARANTEE

         SECTION 5.1            Guarantee....................................................................... 14
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         SECTION 5.2            Waiver of Notice and Demand..................................................... 14
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         SECTION 5.3            Obligations Not Affected........................................................ 14
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         SECTION 5.4            Rights of Holders............................................................... 16
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         SECTION 5.5            Guarantee of Payment............................................................ 16
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         SECTION 5.6            Subrogation..................................................................... 16
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         SECTION 5.7            Independent Obligations......................................................... 16
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                                                                         ARTICLE VI
                                                          LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 6.1            Limitation of Transactions...................................................... 17
                                --------------------------
         SECTION 6.2            Ranking......................................................................... 17
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                                                                        ARTICLE VII
                                                                        TERMINATION

         SECTION 7.1            Termination..................................................................... 18
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                                                                         ARTICLE VIII
                                                                       INDEMNIFICATION

         SECTION 8.1            Exculpation..................................................................... 18
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         SECTION 8.2            Indemnification................................................................. 19
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                                                                            ARTICLE IX
                                                                           MISCELLANEOUS

         SECTION 9.1            Successors and Assigns.......................................................... 19
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         SECTION 9.2            Amendments...................................................................... 19
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         SECTION 9.3            Notices......................................................................... 20
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         SECTION 9.4            Benefit......................................................................... 21
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         SECTION 9.5            Governing Law................................................................... 21
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                 SERIES B CAPITAL SECURITIES GUARANTEE AGREEMENT


                  This GUARANTEE AGREEMENT (the "Series B Guarantee"), dated as of , 1998, is executed and delivered by MAINSTREET BANKGROUP INCORPORATED, a Virginia corporation (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Series B Capital Securities (as defined herein) issued by MAINSTREET CAPITAL TRUST I, a Delaware statutory business trust (the "Trust").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of November 19, 1997, among the trustees of the Trust, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trustee intends to issue capital securities designated the Series B 8.90% Capital Securities (collectively the "Series B Capital Securities") in exchange for its outstanding Series A 8.90% Capital Securities (collectively the "Series A Capital Securities") upon consummation of the Exchange Offer (as defined in the Declaration), such Series B Capital Securities to be issued in a number, up to 50,000, and with an aggregate liquidation amount, up to $50,000,000, equal to the number and aggregate liquidation amount of the Series A Capital Securities exchanged for Series B Capital Securities pursuant to the Exchange Offer; and

                  WHEREAS, as incentive for the Holders to exchange the Series A Capital Securities for the Series B Capital Securities in the Exchange Offer, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Series B Guarantee, to pay to the Holders of the Series B Capital Securities the Guarantee Payments (as defined below). The Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

                  WHEREAS, the Guarantor has executed and delivered (i) a Common Securities Guarantee Agreement, dated as of November 19, 1997 (the "Common Securities Guarantee"), and (ii) a Series A Capital Securities Guarantee Agreement, dated as of November 19, 1997 (the "Series A Guarantee"), in each case with terms substantially similar to this Series B Guarantee, and for the benefit of the holders of the Common Securities (as defined herein) and the Series A Capital Securities, respectively, except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of holders of Series B Capital Securities and the Series A Capital Securities to receive Guarantee Payments under this Series B Guarantee and the Series A Guarantee, as the case may be.

                  NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Series B Guarantee for the benefit of the Holders of the Series B Capital Securities.
ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION  1.1      Definitions and Interpretation

                  In this Series B Guarantee, unless the context otherwise requires:

                  (a) Capitalized terms used in this Series B Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) Terms defined in the Declaration as at the date of execution of this Series B Guarantee have the same meaning when used in this Series B Guarantee unless otherwise defined in this Series B Guarantee;

                  (c) a term defined anywhere in this Series B Guarantee has the same meaning throughout;

                  (d) all references to "the Series B Guarantee" or "this Series B Guarantee" are to this Series B Guarantee as modified, supplemented or amended from time to time;

                  (e) all references in this Series B Guarantee to Articles and Sections are to Articles and Sections of this Series B Guarantee, unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Series B Guarantee, unless otherwise defined in this Series B Guarantee or unless the context otherwise requires; and

                  (g) a reference to the singular includes the plural and vice versa.

                  "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York or Martinsville, Virginia are authorized or required by law or executive order to remain closed.

                  "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Trust.

                  "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, 21W, New York, New York 10286.

                  "Covered Person" means any Holder or beneficial owner of Series B Capital Securities.

                  "Debenture Event of Default" shall mean any event specified in
Section 5.01 of the Indenture.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Series B Guarantee.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Series B Capital Securities, to the extent not paid or made by the Trust: (i) any accumulated and unpaid Distributions (as defined in the Declaration) required to be paid on the Series B Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time; (ii) the applicable redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price") with respect to the Series B Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Junior Subordinated Debentures to Holders or the redemption of all Series B Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Series B Capital Securities to the date of payment, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to Holders after satisfaction of liabilities to creditors of the Trust as required by applicable law. If an Event of Default has occurred and is continuing, no Guarantee Payments under the Common Securities Guarantee with respect to the Common Securities or any guarantee payment under any Other Common Securities Guarantees shall be made until the Holders shall be paid in full the Guarantee Payments to which they are entitled under this Series B Guarantee.

                  "Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Series B Guarantee and thereafter means each such Successor Guarantee Trustee.

                  "Holder" shall mean any holder, as registered on the books and records of the Trust, of any Series B Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Series B Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Person actually known to a Responsible Officer of the Guarantee Trustee to be an Affiliate of the Guarantor.

                  "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

                  "Indenture" means the Indenture dated as of November 19, 1997, among the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee, pursuant to which the Junior Subordinated Debentures are to be issued to the Property Trustee of the Trust.

                  "Junior Subordinated Debentures" means the series of subordinated debt securities of the Guarantor designated the Series B 8.90% Junior Subordinated Deferrable Interest Debentures due 2027 held by the Property Trustee (as defined in the Declaration).

                  "Majority in liquidation amount of the Series B Capital Securities" means, except as provided in the terms of the Declaration or by the Trust Indenture Act, Holder(s), voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Series B Capital Securities.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman, the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Secretary or an Assistant Secretary. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Series B Guarantee (other than pursuant to Section 314(a)(4) of the Trust Indenture Act) shall include:

                  (a) a statement that each officer signing the Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Other Common Securities Guarantees" shall have the same meaning as "Other Guarantees" as defined in the Common Securities Guarantee.

                  "Other Debentures" means all junior subordinated debentures issued by the Guarantor from time to time and sold to any other trust, partnership or other entity affiliated with the Guarantor that is a financing vehicle of the Guarantor (if any), in each case similar to the Trust.

                  "Other Guarantees" means all guarantees to be issued by the Guarantor with respect to capital securities (if any) similar to the Series B Capital Securities issued by other trusts to be established by the Guarantor (if any), in each case similar to the Trust.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 19, 1997, by and among the Guarantor, the Trust and the initial purchaser named therein as such agreement may be amended, modified or supplemented from time to time.

                  "Responsible Officer" means any officer within the Corporate Trust Office of the Guarantee Trustee, including any Vice President, any Assistant Vice President, any Assistant Secretary, the Treasurer, any Assistant Treasurer or other officer the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Subsidiary" shall have the same meaning as "Subsidiary" as defined in the Indenture.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Trust Securities" means the Common Securities and the Series A Capital Securities and Series B Capital Securities, collectively.

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION  2.1      Trust Indenture Act; Application

                  (a) This Series B Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Series B Guarantee and shall, to the extent applicable, be governed by such provisions; and

                  (b) if and to the extent that any provision of this Series B Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION  2.2      Lists of Holders of Securities

                  (a) The Guarantor shall provide the Guarantee Trustee (unless the Guarantee Trustee is otherwise the registrar of the Capital Securities) with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) within three Business Days after May 15 and November 15 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee, provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION  2.3      Reports by the Guarantee Trustee

                  Within 60 days after December 15 of each year, commencing December 15, 1997, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

SECTION  2.4      Periodic Reports to Guarantee Trustee

                  The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as are required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act provided that such compliance certificate shall be delivered on or before 120 days after the end of each fiscal year of the Guarantor. Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION  2.5      Evidence of Compliance with Conditions Precedent

                  The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Series B Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION  2.6      Event of Default; Waiver

                  The Holders of a Majority in liquidation amount of Series B Capital Securities may, by vote, on behalf of all Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Series B Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION  2.7      Event of Default; Notice

                  (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default hereunder, transmit by mail, first class postage prepaid, to all Holders, notices of all Events of Default actually known to a Responsible Officer, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of default in the payment of any Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice from the Guarantor, or a Responsible Officer charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

SECTION  2.8      Conflicting Interests

                  The Declaration shall be deemed to be specifically described in this Series B Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                                GUARANTEE TRUSTEE

SECTION  3.1      Powers and Duties of the Guarantee Trustee

                  (a) This Series B Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Series B Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer has occurred and is continuing, the Guarantee Trustee shall enforce this Series B Guarantee for the benefit of the Holders.

                  (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Series B Guarantee, and no implied covenants or obligations shall be read into this Series B Guarantee against the Series B Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Series B Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Series B Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee
                  Trustee shall be determined solely by the express provisions of this Series B Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Series B Guarantee, and no implied covenants or obligations shall be read into this Series B Guarantee against the Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Series B Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Series B Guarantee;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Series B Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Series B Guarantee; and

                  (iv) no provision of this Series B Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Series B Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION  3.2      Certain Rights of Guarantee Trustee

                  (a)      Subject to the provisions of Section 3.1:

                  (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Series B Guarantee may be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever, in the administration of this Series B Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                  (v) The Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Series B Guarantee from any court of competent jurisdiction.

                  (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Series B Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Series B Guarantee.

                  (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Series B Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this Series B Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Series B Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                  (xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Series B Guarantee.


                  (b) No provision of this Series B Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

SECTION  3.3.     Not Responsible for Recitals or Issuance of Series B Guarantee

                  The recitals contained in this Series B Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Series B Guarantee.


                                   ARTICLE IV
                                GUARANTEE TRUSTEE

SECTION  4.1      Guarantee Trustee; Eligibility

                  (a) There shall at all times be a Guarantee Trustee which shall:

                  (i)      not be an Affiliate of the Guarantor; and

                  (ii) be a corporation or other Person organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION  4.2      Appointment, Removal and Resignation of Guarantee Trustee

                  (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                  (c) The Guarantee Trustee shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                  (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                  (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

                  (f) Upon termination of this Series B Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts due to the Guarantee Trustee accrued to the date of such termination, removal or resignation.


                                    ARTICLE V
                                    GUARANTEE

SECTION  5.1      Guarantee

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Guarantee Trustee for the benefit of the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

SECTION  5.2      Waiver of Notice and Demand

                  The Guarantor hereby waives notice of acceptance of this Series B Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION  5.3      Obligations Not Affected

                  The obligations, covenants, agreements and duties of the Guarantor under this Series B Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Series B Capital Securities to be performed or observed by the Trust;

                  (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Series B Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Series B Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Junior Subordinated Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Series B Capital Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

                  (e) any invalidity of, or defect or deficiency in, the Series B Capital Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred;

                  (g)  the consummation of the Exchange Offer; or

                  (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION  5.4      Rights of Holders

                  (a) The Holders of a Majority in liquidation amount of the Series B Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Series B Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Series B Guarantee.

                  (b) If the Guarantee Trustee fails to enforce such Series B Guarantee, any Holder may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Series B Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Guarantor.

SECTION  5.5      Guarantee of Payment

                  This Series B Guarantee creates a guarantee of payment and not of collection.

SECTION  5.6      Subrogation

                  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Series B Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Series B Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Series B Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION  5.7      Independent Obligations

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Series B Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Series B Guarantee notwithstanding the occurrence of any event referred to in subsections
(a) through (h), inclusive, of Section 5.3 hereof.


                                              RTICLE VI
                              LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION  6.1      Limitation of Transactions

         So long as any Series B Capital Securities remain outstanding, the Guarantor will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any Subsidiary of the Guarantor (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee and Series B Guarantee, (d) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Guarantor related to the issuance of such common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans), if at such time (1) there shall have occurred any event of which the Guarantor has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Guarantor shall not have taken reasonable steps to cure,
(2) the Guarantor shall be in default with respect to its payment of any obligations under this Series B Guarantee or (3) the Guarantor shall have given notice of its election to exercise its right to extend the interest payment period pursuant to Section 16.01 of the Indenture and such extension shall have commenced and be continuing.

SECTION  6.2      Ranking

                  This Series B Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Junior Subordinated Debentures are subordinated to Senior Indebtedness pursuant to the Indenture (except as indicated below), it being understood that the terms of Article XV of the Indenture shall apply to the obligations of the Guarantor under this Series B Guarantee as if (x) such
Article XV were set forth herein in full and (y) such obligations were substituted for the term "Junior Subordinated Debentures" appearing in such
Article XV, except that with respect to Section 15.03 of the Indenture only, the term "Senior Indebtedness" shall mean all liabilities of the Guarantor, whether or not for money borrowed (other than obligations in respect of Other Guarantees), (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor, any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor and any Other Guarantee, and (iii) senior to the Guarantor's capital stock.


                                   ARTICLE VII
                                   TERMINATION

SECTION  7.1      Termination

                  This Series B Guarantee shall terminate (i) upon full payment of the Redemption Price (as defined in the Declaration) of all Series B Capital Securities, or (ii) upon liquidation of the Trust, following the full payment of the amounts payable in accordance with the Declaration or the distribution of the Junior Subordinated Debentures to the Holders. Notwithstanding the foregoing, this Series B Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Series B Capital Securities or under this Series B Guarantee.


                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION  8.1      Exculpation

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Series B Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Series B Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION  8.2      Indemnification

                  The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Series B Guarantee and shall survive the resignation or removal of the Guarantee Trustee.

                                             ARTICLE IX
                                  MISCELLANEOUS

SECTION  9.1      Successors and Assigns

                  All guarantees and agreements contained in this Series A Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding.

SECTION  9.2      Amendments

                  Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Series B Guarantee may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Securities (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of the Declaration with respect to consents to amendments thereof (whether at a meeting or otherwise) shall apply to the giving of such approval.

SECTION  9.3      Notices

                  All notices provided for in this Series B Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                  (a) If given to the Trust, in care of the Administrative Trustee at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders and the Guarantee Trustee):

                           MainStreet Capital Trust I
                           c/o MainStreet BankGroup Incorporated
                           Church & Ellsworth Streets
                           Martinsville, Virginia 24115
                           Attention:   James E. Adams
                                        Administrative Trustee
                           Telecopy:    (540) 666-3675

                  (b) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders and the Trust):

                           The Bank of New York
                           101 Barclay Street, 21W
                           New York, New York  10286
                           Attention:   Corporate Trust
                                        Trustee Administration
                           Telecopy:    (212) 815-5915

                  (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders and the Guarantee Trustee):

                           MainStreet BankGroup Incorporated
                           Church & Ellsworth Streets
                           Martinsville, Virginia 24115
                           Attention:   James E. Adams
                                        Executive Vice President
                           Telecopy:    (540) 666-3675

                  (d) If given to any Holder, at the address set forth on the books and records of the Trust.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION  9.4      Benefit

                  This Series B Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Series B Capital Securities.

SECTION  9.5      Governing Law

                  THIS SERIES B GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  THIS SERIES B GUARANTEE is executed as of the day and year first above written.


                                 MAINSTREET BANKGROUP INCORPORATED, as Guarantor



                                     By:_______________________________________
                                        Name:   James E. Adams
                                        Title:  Executive Vice President, Chief
                                                Financial Officer and Treasurer


                                     THE BANK OF NEW YORK, as
                                     Guarantee Trustee



                                     By:_______________________________________
                                           Name:
                                           Title: